DSI REALTY INCOME FUND IX
                     (A California Real Estate Limited Partnership)


CONSOLIDATED BALANCE SHEETS(UNAUDITED)
JUNE 30, 1995 AND DECEMBER 31, 1994

                                          March 31,       December 31,
                                            1995             1994
ASSETS

CASH AND CASH EQUIVALENTS                $  457,866       $  421,316
PROPERTY                                  8,302,536        8,574,285

OTHER ASSETS                                 61,807           35,454

TOTAL                                    $8,822,209       $9,031,055

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  729,109       $  712,290

MINORITY INTEREST IN
  REAL ESTATE JOINT VENTURE                 442,214          468,439


PARTNERS' EQUITY:
     General Partners                       (60,933)         (58,938)
     Limited Partners                     7,711,819        7,909,264

  Total partners' equity                  7,650,886        7,850,326

TOTAL                                    $8,822,209       $9,031,055

See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 1995 AND 1994


                                          June 30,         June 30,
                                           1995             1994
REVENUES:

Rental Income                            $  610,700        $  578,544
Interest                                      2,864               818
     Total revenues                         613,564           579,362

EXPENSES:

Operating Expenses                          353,214           343,305
General and administrative                   44,998            42,571
     Total expenses                         398,212           385,876

INCOME BEFORE MINORITY INTEREST
   IN INCOME OF REAL ESTATE
   JOINT VENTURE                            215,355           193,486

MINORITY INTEREST IN INCOME
   OF REAL ESTATE JOINT VENTURE              28,385            22,935

NET INCOME                               $  186,967        $  170,551


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  185,097        $  170,551
    General partners                          1,870             1,706

TOTAL                                    $  186,967        $  170,551

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     6.03        $     5.50


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              30,693            30,693

See accompanying notes to consolidated financial statements(unaudited).



CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30,1995 AND 1994

                                           June 30,              June 30
                                            1995                  1994

REVENUES:
Rental Income                            $1,194,605             $1,131,051
Interest                                      5,178                  1,543
Total Revenues                            1,199,783              1,132,594

EXPENSES:
Operating Expenses                          692,788                666,539
General and Administrative                  109,406                109,118
Total expenses                              802,194                775,657

INCOME BEFORE MINORITY INTEREST IN INCOME OF REAL ESTATE JOINT VENTURE
MINORITY INTEREST IN INCOME OF REAL ESTATE JOINT VENTURE

Net Income                                  343,114                 314,217

AGGREGATE NET INCOME ALLOCATED TO:
Limited partners                           $339,683                 $311,075
General partners                              3,431                    3,142

TOTAL                                      $343,114                 $314,217

NET INCOME PER LIMITED PARTNERSHIP         $  11.07                  $ 10.14

LIMITED PARTNERSHIP UNITS USED IN
PER UNIT CALCULATION                         30,693                   30,693

See accompanying notes to consolidated financial statements(unaudited)


CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 30,1995 AND 1994

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL
EQUITY AT DECEMBER 31, 1993         ($  55,069)     $8,292,316   $8,237,247

NET INCOME                               3,142         311,075      314,217
DISTRIBUTIONS                           (5,426)       (537,128)    (542,554)

EQUITY AT JUNE 30,1994                ($57,353)     $8,066,263   $8,008,910

EQUITY AT DECEMBER 31, 1994           ($58,938)     $7,909,264   $7,850,326

NET INCOME                               3,431         339,683      343,114
DISTRIBUTIONS                           (5,426)       (537,128)    (542,554)

EQUITY AT JUNE 30,1995                ($60,933)     $7,711,819   $7,650,886


See accompanying notes to consolidated financial statements(unaudited).

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

                                       June 30,          June 30,
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 343,114          $ 314,217

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation                        293,876            293,876
     Distributions paid to
      	minority interest
       in real estate joint
      	venture in excess of
      	earnings                          (26,353)           (26,280)

     Changes in assets and
      	liabilities:

     Increase in other assets            (26,353)           (29,903)
     Increase in liabilities              16,819             53,717
Net cash provided by
  operating activities                   601,231            605,627

CASH FLOWS FROM INVESTING ACTIVITIES -

     Purchase of property
       and equipment                     (22,127)           (11,929)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (542,554)          (542,554)

NET INCREASE IN CASH AND
   CASH EQUIVALENTS                       36,550             51,144

CASH AND CASH EQUIVALENTS:

     At beginning of period              421,316            332,873
     At end of period                  $ 457,866          $ 384,017


See accompanying notes to consolidated financial statements(unaudited).


DSI REALTY INCOME FUND IX
(A California Real Estate Limited Partnership)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund IX (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and
Joseph W. Conway) and limited partners owning 30,693 limited partnership units.


The accompanying consolidated financial information as of June 30, 1995 and for the periods ended June 30, 1995, and 1994 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

The Partnership owns five mini-storage facilities located in Monterey Park and Azusa, California; Everett, Washington; and Romeoville and Elgin, Illinois. The Partnership also owns a 70% interest in a mini-storage facility in Aurora, Colorado. As of June 30, 1995, the total cost and accumulated depreciation of the mini-storage facilities are as follows:

        Land                                 $  2,729,790
        Buildings and equipment                10,949,916
        Total                                  13,679,706
        Less: Accumulated Depreciation        ( 5,377,170)
        Property - Net                       $  8,302,536

3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.